UNITED  STATES
                      SECURITIES  AND  EXCHANGE  COMMISSION
                            WASHINGTON,  D.C.  20549

                                  FORM  8-K


                 Current  Report  Pursuant  to  Section  13  or  15(d)  of
                           The  Securities  Act  of  1934

Date  of  Report  (Date  of  earliest  event  reported)  August  8,  2001
                                                        -----------------

                             CAVALRY  BANCORP,  INC.
                       --------------------------------
            (exact  name  of  registrant  as  specified  in  its  charter)

      Tennessee                    0-23605                   62-1721072
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  (State  or  other                (Commission              (I.R.S.  Employer
   jurisdiction                   File  Number)            Identification  No.)
  of  incorporation)


  114  West  College  Street,  Murfreesboro,  Tennessee            37130
  -----------------------------------------------------            ------
      (Address  of  principal  executive  offices)            (Zip  Code)

Registrant's  telephone  number,  including  are  code     (615)  893-1234
                                                           ---------------

                            Not  Applicable
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    (Former  name  or  former  address,  if  changed  since  last  report)

Item  5.  Other  Events

Cavalry Bancorp, Inc. announced on August 8, 2001 that its subsidiary Cavalry Banking has entered into a letter of intent to purchase, for cash, Miller & Loughry Insurance and Services, Inc. of Murfreesboro, Tennessee. The purchase, which is subject to completion of due diligence, execution of a definitive agreement and regulatory approvals, is expected to be completed in the fourth quarter of this year.

The press release concerning the announcement of this event is incorporated herein by reference and is included as Exhibit 99(a) to this Form 8-K.

Item  7.  Exhibits
          99.  Exhibits
              (a)  Press  Release  of  the  Company  Dated  August  8,  2001

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                              CAVALRY  BANCORP,  INC.


Date:  August  8,  2001                   By:    /s/Ronald  F.  Knight
                                               --------------------------------
                                               Ronald  F.  Knight
                                               President  and  Chief  Operating
                                               Officer


Date:  August  8,  2001                   By:    /s/Hillard  C.  Gardner
                                               ----------------------------
                                               Hillard  C.  Gardner
                                               Senior  Vice  President  and
                                               Chief  Financial  Officer



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EXHIBIT  99(a)       Press  Release
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Contact:
President  and  Ronald  F.  Knight
Chief  Operating  Officer
(615)  849-3351
or
William  S.  Jones
Executive  Vice  President  and
Chief  Administrative  Officer
(615)  849-2272


CAVALRY BANKING SIGNS AGREEMENT TO PURCHASE MILLER & LOUGHRY INSURANCE AND SERVICES, INC.

     Murfreesboro, Tennessee (August 8, 2001) Cavalry Bancorp, Inc. (NASDAQ:CAVB) today announced that its subsidiary, Cavalry Banking, has entered in to a letter of intent to purchase, for cash, Miller & Loughry Insurance and Services, Inc. The purchase, which is subject to completion of due diligence, execution of a definitive agreement and regulatory approvals, is expected to be completed in the fourth quarter of this year. Terms of the transaction were not disclosed.

     Miller & Loughry Insurance and Services, Inc., located in Murfreesboro, Tennessee, is one of the oldest and largest independent insurance agencies in Rutherford County. In addition to offering a full array of insurance products and services, the firm specializes in providing Human Resource services to small businesses. The firm's fully licensed and experienced staff is able to meet the needs of its customers by providing highly personalized and hands-on claim services, 24 hours a day, 7 days a week.

     Commenting on the announcement, Ronnie Knight, President and Chief Operating Officer of Cavalry Banking, said, "The acquisition of Miller & Loughry provides a strategic opportunity for Cavalry Banking to expand and diversify its financial products and services. We believe this transaction will enhance the service we provide our customers and is consistent with our philosophy of doing business with local people we have known for years and have trust in their abilities."

     Edward E. Miller, III, President of Miller & Loughry, stated, "Our Company, which was founded in 1949, has a long history of serving people in Rutherford and surrounding counties. Our joining Cavalry Banking will provide access to more resources to better serve our clients. We are excited about the opportunity to join forces with Cavalry Banking and look forward to expanding the insurance services and products we provide to customers in the communities where Cavalry Banking is located."

     William S. Jones, Executive Vice President of Cavalry Banking, went on to say, "The acquisition is not expected to have a material impact on earnings in 2001 but we do anticipate it to be a positive contributor to earnings in fiscal 2002. Cavalry Banking continues to achieve solid financial results and operate in a sound financial condition. We believe this acquisition is an excellent one to help deliver increased long-term returns to our stockholders and we remain very optimistic about the future for Cavalry Banking."

     With assets of approximately $400 million, Cavalry Bancorp, the parent of Cavalry Banking, is a community-oriented financial institution operating nine offices in Central Tennessee.

Safe  Harbor  Statement  under  the  Private Securities Litigation Reform Act of
1995:

The statements contained in this release which are not historical facts contain forward looking information with respect to plans, projections or future performance of the Company, the occurrence of which involve certain risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission.

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